===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Western Gas Resources, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          WESTERN GAS RESOURCES, INC.
                           12200 North Pecos Street
                            Denver, Colorado 80234

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held on May 19, 2000

To the Stockholders of
WESTERN GAS RESOURCES, INC.:

The Annual Meeting of Stockholders of Western Gas Resources, Inc., a Delaware corporation (the "Company"), will be held at the Embassy Suites Hotel, Remington III Ballroom, 1881 Curtis Street, Denver, Colorado 80202 on Friday, May 19, 2000 at 10:00 A.M. local time for the following purposes:

  1. To elect three Class Two Directors to serve until their terms expire in 2003 or until their successors have been elected and qualified;

  2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Accompanying this Notice of Annual Meeting of Stockholders is a Proxy, a Proxy Statement and a copy of the Company's 1999 Annual Report to Stockholders.

Only holders of record of shares of the Company's Common Stock at the close of business on April 10, 2000 are entitled to receive notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Stockholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                    By Order of the Board of Directors,





                                    BRION G. WISE
                                    Chairman of the Board

Denver, Colorado
April 19, 2000

                          WESTERN GAS RESOURCES, INC.
                           12200 North Pecos Street
                            Denver, Colorado 80234

                                PROXY STATEMENT

                                      for

                        ANNUAL MEETING OF STOCKHOLDERS

                          To be held on May 19, 2000

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Western Gas Resources, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M. local time on Friday, May 19, 2000 at the Embassy Suites Hotel, Remington III Ballroom, 1881 Curtis Street, Denver, Colorado 80202 and at any postponement or adjournment thereof. This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about April 19, 2000.

The only outstanding voting securities of the Company eligible to vote are its Common Stock, par value $0.10 (the "Common Stock"). On April 10, 2000, the record date for the Annual Meeting, there were 32,176,444 shares of Common Stock entitled to vote at the Annual Meeting. Each holder of record of Common Stock at the close of business on the record date will be entitled to one vote for each share so held.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business. If a Proxy in the accompanying form is duly executed, dated and returned the shares represented thereby will be voted in accordance with instructions set forth thereon unless revoked. Stockholders attending the Annual Meeting may vote their shares in person whether or not a Proxy has been previously executed and returned. Unless contrary instructions are given, the persons designated as Proxy holders on the Proxy card will vote FOR election of the nominees named therein as directors. If any other matter is properly presented at the meeting, which is not currently anticipated, the Proxy holders will vote the Proxies in accordance with their best judgment in such matters. The cost of soliciting the Proxies will be borne by the Company.

Votes cast by proxy or in person at the Annual Meeting will be counted by a person appointed by the Company to act as the election inspector for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Any stockholder returning a Proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Company addressed to John C. Walter, Secretary, 12200 North Pecos Street, Denver, Colorado 80234. No such revocation shall be effective unless it has been received by the Company at or prior to the Annual Meeting.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

The Company's Certificate of Incorporation establishes three classes of directors, each serving a three-year term ending in successive years. There are two Class Two Directors whose terms expire this year: Ward Sauvage and Joseph E. Reid. The Board of Directors (the "Board") has nominated Messrs. Sauvage and Reid for re-election as Class Two Directors. Lanny F. Outlaw was appointed to the Board on October 1, 1999 and has been nominated for election to the Board as a Class Two director.

The terms of these Class Two Directors, if elected, will expire on the date of the Company's Annual Meeting of Stockholders in 2003, or at such time as their successors are elected and qualified.

If any of the nominees is not elected or is unable to serve (although such a contingency is not expected), the remaining Board members may elect a substitute or, alternatively, may reduce the size of the Board, all in accordance with the Company's Bylaws.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL ONE, THE ELECTION OF CLASS TWO DIRECTORS.

The holders of a majority of the shares of Common Stock present in person or by proxy shall constitute a quorum. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum. Directors shall be elected by a plurality of the votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

The current directors, including the nominees, are described under the caption "Directors and Officers."

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                AND MANAGEMENT

The following table sets forth as of March 31, 2000 (except as otherwise indicated) information with respect to: (i) stockholders who were known to the Company to own more than 5% of the Common Stock of the Company ("Significant Stockholder") and (ii) information regarding ownership by the Company's directors and the four most highly compensated Executive Officers and by all directors and officers as a group of the Company's Common Stock, $2.28 Cumulative Preferred Stock and $2.625 Cumulative Convertible Preferred Stock.

                                                                                                      $2.625 Cumulative
                                                                               $2.28 Cumulative         Convertible
                                                Common Stock                    Preferred Stock       Preferred Stock
                                    ---------------------------------------   ---------------------   -----------------
                                       Number
                                      of Shares        Exercisable
                                     (excluding           Stock        % of       Number        % of      Number      % of
   Name of Beneficial Owner           options)       Options (1)(13)   Class     of Shares     Class    of Shares   Class
-------------------------------   ---------------   ---------------   -----   --------------   -----   -----------   -----
State Street Research
One Financial Center
Boston, MA 02111..................      3,545,300 (2)            -     11.0               -  (2)   -           - (2)   -

The Prudential Insurance Company
of America
751 Broad Street
Newark, NJ 07102-3777.............      3,234,313 (2)            -     10.1               -  (2)    -          - (2)   -

Brion G. Wise.....................      3,814,930                -     11.9           1,600         *          -       -
12200 N. Pecos Street
Denver, CO  80234
Ward Sauvage......................      3,057,076 (3)            -      9.5               -         -          -       -
Box 132
Oberlin, KS  67749
Walter L. Stonehocker.............      2,803,141 (4)            -      8.7          14,000       1.0     31,800 (4) 1.2
15600 Holly
Brighton, CO  80601
Dean Phillips.....................      1,834,825 (5)            -      5.7               -         -          -       -
524 N. 30th Street
Quincy, IL  62301

Bill M. Sanderson.................        622,275 (6)       70,000      1.9               -         -          -       -
Richard B. Robinson...............         11,300 (7)        1,667      *             1,000 (12)    *          -       -
James A. Senty....................          9,320 (8)        1,667      *                 -         -          -       -
Joseph E. Reid....................              -            1,667      *                 -         -          -       -
Lanny F. Outlaw...................         85,333 (9)       94,000      *                 -         -          -       -
John C. Walter....................         29,625(10)       37,600      *                 -         -          -       -
John F. Chandler..................         15,339(14)       36,920      *                 -         -          -       -
Edward A. Aabak...................         22,554(11)       28,000      *                 -         -          -       -
William J. Krysiak................          4,926(15)       22,800      *                 -         -          -       -
Directors and officers
   as a group (18  persons).......     12,347,718          376,601     38.4          16,800       1.3     31,800     1.2
-----------------------------------------------------------------------------------------------------------------------

*  Less than 1%.
(1) The directors and officers have the right to acquire the shares of Common Stock reflected in this column either currently or within 60 days after March 31, 2000 through the exercise of stock options.

(2) Amount and nature of beneficial ownership is at December 31, 1999 as reported in the applicable Schedule 13G and includes shares held by subsidiaries and affiliates. The percent of class was calculated using total shares outstanding at December 31, 1999. The Company's only voting security is its Common Stock. As the applicable rules require presentation only of ownership in excess of 5% of the Company's voting securities and as the Company has no knowledge of ownership of any preferred securities, no information regarding preferred securities is presented for this beneficial owner.
(3) Includes 2,102,576 shares of Common Stock held by Sauvage Gas Company (owned 100% by ALS Enterprise) and 954,500 shares of Common Stock held by Sauvage Gas Service Corporation (owned 100% by ALS Enterprise). ALS Enterprise is owned as follows: Ward Sauvage Trust No. 1 - 21.6475%, Janice Sauvage Trust No. 1 - 21.6475%, Marquis W. Sauvage Trust - 27.1045%, Alan Sauvage Trust - 27.1055% and Nolan C. Rucker - 2.4950%.
(4) Includes 1,257,759 shares of Common Stock owned directly by Mr. Stonehocker, 1,384,379 shares of Common Stock held by Mr. Stonehocker's wife, 127,820 shares of Common Stock held by the WGP Trust, of which Mrs. Stonehocker is the trustee, 3,183 shares of Common Stock held by a son directly and through 10% or more ownership in a partnership, 15,000 shares of $2.625 Cumulative Convertible Preferred Stock held by Mr. Stonehocker's wife, 1,800 shares of $2.625 Cumulative Convertible Preferred Stock held by Mr. and Mrs. Stonehocker as tenants-in-common, and 14,000 shares of $2.28 Cumulative Preferred Stock held by Mr. and Mrs. Stonehocker as tenants-in-common and 30,000 of Common Stock held by Mr. and Mrs. Stonehocker as tenants-in-common.
(5) Includes 1,815,725 shares of Common Stock owned directly by Mr. Phillips and 19,100 shares of Common Stock held by Mr. Phillips' wife.
(6) Includes 60,090 shares of Common Stock held as joint tenants by Mr. Sanderson and his wife, 491,139 shares of Common Stock held by Cedar Assets L.L.L.P. for which Mr. Sanderson and his wife are the general partners, 39,982 shares of Common Stock held by the Sanderson Stock Trust, of which Mr. Sanderson's wife is the trustee, 200 shares held by the Sanderson Family Foundation for which Mr. Sanderson and his wife are the directors and 864 shares of Common Stock held by Mr. Sanderson's wife, 30,000 owned directly through an IRA account.
(7) Includes 6,000 shares of Common Stock held by the Lentz, Evans & King Pension Fund, for the benefit of Mr. Robinson, 1,000 shares owned directly by Mr. Robinson's wife and 800 shares of Common Stock held by Mr. Robinson and his wife as custodians for their minor children and 3,500 owned directly by Mr. Robinson.
(8) Includes 2,200 shares of Common Stock owned directly by Mr. Senty and 2,120 shares of Common Stock owned directly by Mr. Senty's wife.
(9) Includes 74,000 shares of Common Stock held as joint tenants by Mr. Outlaw and his wife, 11,333 shares owned by Western Gas Resources, Inc.'s Profit Sharing plan for the benefit of Mr. Outlaw.
(10) All of Mr. Walter's shares are held as joint tenants with his wife.
(11) Includes 11,100 shares of Common Stock held by Mr. Aabak directly, 1,200 shares of Common Stock held as joint tenants by Mr. Aabak and his wife and 10,254 shares owned by Western Gas Resources, Inc.'s Profit Sharing plan for the benefit of Mr. Aabak.
(12) All shares held by the Lentz, Evans & King Profit Sharing plan.
(13) Amounts include forfeiture of options related to the Stock Option Exchange Program, see further discussion at "Stock Option, Retirement and Bonus Plans-Option Repricing."
(14) Includes 2,500 shares owned directly by Mr. Chandler and 12,839 owned by Western Gas Resources, Inc.'s Profit Sharing plan for the benefit of Mr. Chandler.
(15) All of Mr. Krysiak's shares are held as joint tenants with his wife.

                             DIRECTORS AND OFFICERS

Set forth below is certain information concerning the directors and officers of the Company.

       NAME               AGE                      POSITION
       ----               ---                      --------

Brion G. Wise..............54  Chairman of the Board (1)
Walter L. Stonehocker......75  Vice Chairman of the Board (3)
Dean Phillips..............68  Director (3)(5)
Joseph E. Reid.............71  Director (2)(4)(5)
Richard B. Robinson........51  Director (1)(4)(5)
Bill M. Sanderson..........70  Director (3)
Ward Sauvage...............74  Director (2)
James A. Senty.............64  Director (3)(4)(5)
Lanny F. Outlaw............64  Chief Executive Officer, President and Director
                               (2)
John C. Walter.............54  Executive Vice President, General Counsel and
                               Secretary
Edward A. Aabak............48  Senior Vice President - Operations
John F. Chandler...........43  Senior Vice President - Marketing and Business
                               Development and Assistant Secretary
William J. Krysiak.........39  Vice President - Finance
Vance S. Blalock...........46  Treasurer and Assistant Secretary
Brian E. Jeffries..........42  Vice President - Gas Marketing
J. Burton Jones............40  Vice President - Business Development
Jeffery E. Jones...........46  Vice President - Production
David D.  Keanini..........39  Vice President - Engineering, Environmental &
                               Safety

-------------------------

(1)  Class One Director; term expires in 2002.
(2)  Class Two Director; term expires in 2003.
(3)  Class Three Director; term expires in 2001.
(4)  Member of the Audit Committee.
(5)  Member of the Compensation and Nominating Committee.

Brion G. Wise, has served as Chairman of the Board since July 1987. Mr. Wise served as Chief Executive Officer from December 31, 1986 through October 1, 1999 and as President from 1971 through 1986. Mr. Wise received his Bachelor of Science Degree in Chemical Engineering from Washington State University.

Walter L. Stonehocker, has served as Vice Chairman of the Board since July 1992, a director since July 1987, Senior Vice President from January 1985 to July 1992 and Vice President from 1971 to 1985. In addition, he has been active as a lobbyist for the oil and gas industry in various western states.

Dean Phillips, has served as a director of the Company since July 1987 and as a member of the Compensation and Nominating Committee since May 1995. Mr. Phillips has been engaged in the wholesale and retail distribution of natural gas liquids since 1956. Mr. Phillips also serves as an officer and director of several banking institutions in Missouri and Illinois.

Joseph E. Reid, has served as a director of the Company since May 1994, a member of the Audit Committee since May 1995 and as a member of the Compensation and Nominating Committee since May 1994. Mr. Reid has been involved in the oil and gas business since 1956, and since 1987 has been an independent oil and gas consultant. From 1984 to 1986 he served as President and Chief Executive Officer of Meridian Oil, Inc., from 1982 to 1984 as an independent oil and gas consultant and from 1978 to 1982 as President and Chief Executive Officer of Superior Oil Company. Mr. Reid also serves as a director for Riverway Bank. He received his M.B.A. from the Harvard Graduate School of Business and his Bachelor of Science Degree from Louisiana State University.

Richard B. Robinson, has served as a director of the Company since July 1987, a member of the Audit Committee since May 1988 and as a member of the Compensation and Nominating Committee since September 1993. Mr. Robinson has been a shareholder of the law firm of Lentz, Evans and King P.C. since 1980. He has also been an adjunct professor at the University of Denver College of Law since 1980. He has represented the Company since 1977 with respect to tax, corporate and partnership law matters. Mr. Robinson received his Juris Doctor Degree from the University of Denver and his L.L.M. in Taxation from New York University.

Bill M. Sanderson, has served as a director of the Company since July 1987, President from December 1986 through March 1996, Chief Operating Officer from May 1986 through March 1996 and Senior Vice President from 1981 through 1986. Mr. Sanderson received his Bachelor of Science Degree, cum laude, in Chemical Engineering from Texas Tech University.

Ward Sauvage, has served as a director of the Company since July 1987. Mr. Sauvage was engaged in the wholesale and retail distribution of natural gas liquids from 1949 through 1993. He owns certain interests in several banking institutions in Nebraska and serves as a director of such institutions. Mr. Sauvage is Chairman of the Board and President of Sauvage Gas Company, a diversified private investment company formed in 1958.

James A. Senty, has served as a director of the Company since July 1987, a member of the Audit Committee since May 1988 and as a member of the Compensation and Nominating Committee since September 1993. Mr. Senty has been engaged in the wholesale and retail distribution of natural gas liquids since 1960. He has owned certain banking interests since 1976 and currently serves as Chairman of the Board of The Park Bank. He is also Chairman of the Board and President of Midwest Bottle Gas Co., a company which directly and through subsidiaries is engaged in the retail and wholesale marketing of natural gas, natural gas liquids and other related items in several states. He is a director and Senior Vice President of MNIC Companies, the parent organization of several insurance companies in Wisconsin.

Lanny F. Outlaw, has served as Chief Executive Officer since October 1, 1999 and President since April 1996. Mr. Outlaw served as Chief Operating Officer from April 1996 through October 1, 1999, Executive Vice President from September 1994 through March 1996, Vice President-Business Development and Rocky Mountain Region from October 1993 to September 1994 and Vice President-Business Development from August 1987 to October 1993. Mr. Outlaw was employed by Shell Oil Company from 1958 to 1987 in various management positions within the Exploration and Production Department. Mr. Outlaw received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

John C. Walter, has served as Executive Vice President, General Counsel and Secretary since September 1994, Vice President-General Counsel from May 1988 to August 1994, Corporate Counsel from May 1986 to April 1988 and Land Manager from March 1983 to April 1986. Mr. Walter received his Bachelor of Arts Degree in Economics and Juris Doctor Degree from the University of Colorado.

Edward A. Aabak, has served as Senior Vice President - Operations since September 1997, Vice President - Northern Region from June 1995 to August 1997, Vice President - Rocky Mountain Region from September 1994 to May 1995, and Operations Manager of the Rocky Mountain Region from February 1993 to August 1994. From 1982 to 1992, Mr. Aabak was employed by DEKALB Energy Company in various management, engineering and operations functions. From 1976 to 1982, Mr. Aabak was employed by Dome Petroleum Limited. Mr. Aabak holds a Bachelor of Science Degree in Chemical Engineering from the University of Alberta.

John F. Chandler, has served as Senior Vice President - Marketing and Business Development since April 1996, Vice President - Marketing and Pipelines from September 1993 through March 1996, Manager of Business Development from January 1991 through August 1993 and from July 1984 through August 1993 in various positions in engineering and business development. Mr. Chandler received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

William J. Krysiak, has served as Vice President - Finance since September 1993, Corporate Controller from June 1993 to August 1993, Controller - Financial Accounting from June 1990 to May 1993, Director of Tax Accounting and Reporting from May 1987 to May 1990 and in various other positions in the accounting area since August 1985. Mr.

Krysiak is the principal financial and accounting officer of the Company. He received his Bachelor of Science Degree in Business Administration from Colorado State University and is a Certified Public Accountant.

Vance S. Blalock, has served as Treasurer since November 1994, Controller of Systems Development and Acquisitions from January 1993 through November 1994, as Controller of Operational Accounting from May 1990 through December 1992 and in various other positions in the accounting area from September 1981 through April 1990. Ms. Blalock received her Bachelor of Science Degree in Commerce from the University of Louisville and is a Certified Public Accountant.

Brian E. Jeffries, has served as Vice President - Gas Marketing since April 1996 and has been employed by the Company since November 1992 as Director of Marketing and Transportation. Mr. Jeffries was employed by United Gas Pipe Line Company from 1991 to 1992 and for LaSER Marketing Company from 1988 through 1991 in various marketing management positions. Mr. Jeffries received his Bachelor of Science Degree in Civil Engineering from the University of Colorado.

J. Burton Jones, has served as Vice President - Business Development since September 1997 and has been employed by the Company since August 1996 as Director of Strategic Planning. Mr. Jones was employed by Burlington Resources Inc. from July 1988 to August 1996 in various gas supply and business development positions, most recently as Director, Gas Supply. Mr. Jones received his Bachelor of Science Degree in Petroleum Engineering from Texas Tech University.

Jeffery E. Jones, has served as Vice President - Production since October 1993 and has been employed by the Company since 1989, previously as Production Manager. From 1987 to 1989, Mr. Jones was an independent oil and gas consultant. Mr. Jones received his Bachelor of Science Degree in Psychology from Colorado College and his Bachelor of Science Degree in Mechanical Engineering from the University of Colorado.

David D. Keanini has served as Vice President-Engineering, Environmental and Safety since January 2000, General Manager-Engineering, Environmental and Safety from December 1998 to December 1999, Operations Manager-Rocky Mountain Region from August 1994 to December 1998 and in various other positions in the Engineering area since September 1989. Mr. Keanini was previously employed by Propak Systems from 1984 to 1989 and by Colorado Interstate Gas from 1982 to 1984. Mr. Keanini holds a Bachelor of Science degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines.

Meetings and Committees of the Board of Directors

The Company's Board held nine meetings during 1999. Each director attended at least 75% of the total number of meetings of the Board and its committees on which such director served during his tenure, except for Richard Robinson who attended 67% of the total number of meetings of the Compensation Committee. The Board has a standing Audit Committee and a standing Compensation and Nominating Committee ("Compensation Committee"), as well as other committees. The Audit Committee and the Compensation Committee are composed solely of non-employee directors.

Messrs. Reid, Robinson and Senty are members of the Audit Committee. The Audit Committee recommends the appointment of independent auditors and reviews the plan, scope, and results of the audit, monitors the fees for the audit and other services and reviews the findings and recommendations of the independent accountants concerning internal accounting procedures and controls. The Audit Committee also recommends accounting and internal auditing policies which, in the Audit Committee's judgment, should receive the attention of the Board. The Audit Committee met twice in 1999.

Messrs. Phillips, Reid, Robinson and Senty are members of the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding: (i) employee compensation, including compensation of the Company's Executive Officers; and (ii) individuals to nominate for election to the Board and Board committee assignments. The Compensation Committee does not consider nominees for the Board recommended by stockholders. The Compensation Committee met three times in 1999.

Remuneration of Directors

Directors who are also full-time employees of the Company receive no fees or remuneration for services as members of the Board. For the year ended December 31, 1999, non-employee directors of the Company received annual fees of $25,000 each, payable in quarterly installments, and annual fees of $5,000 for each committee on which such director served. Each director also has the option of obtaining health insurance through the Company under similar terms as the Executive Officers. The Company has entered into Indemnification Agreements with each of the Company's directors (each, a "Director Indemnification Agreement"), which, among other things, places the burden of proof upon the Company to prove in any particular instance that a director was not entitled to indemnification and which allows a director to seek the appointment of an independent legal counsel to determine whether indemnification is appropriate following certain types of changes of control of the Company. See also "Stock Option, Retirement and Bonus Plans - Key Employees' Incentive Stock Option Plan and Non-Employee Directors Stock Option Plan" included elsewhere in this Proxy Statement.

Compliance with the Reporting Requirements of Section 16(a) of the Securities Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 and the related regulations require the Company's directors, Executive Officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of their beneficial ownership and reports of any changes in their beneficial ownership of the Company's Common Stock and other equity securities of the Company. In addition, such persons are required to furnish the Company with copies of all such filings. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from its directors and Executive Officers, all reports which were required during the fiscal year ended 1999, of its directors, Executive Officers and 10% beneficial owners complied with Section 16(a) filing requirements, except as follows: one report relating to a new officer was filed late by David D. Keanini for his initial statement of beneficial ownership of securities.

Transactions with Affiliates

The Company entered into agreements with key employees, including each of its officers, other than Mr. Wise who served as Chief Executive Officer for the Company until October 1, 1999, which committed the Company to loan an amount sufficient to exercise certain of their respective stock options. The Company forgave loans and accrued interest if the employee was continuously employed by the Company for periods specified under the agreements or Board resolutions. At December 31, 1999, loans and accrued interest to certain officers totaling $760,878 relating to 50,000 options were outstanding. Amounts outstanding were as follows: Lanny F. Outlaw, $380,665 related to 25,000 options and John C. Walter, $380,213 related to 25,000 options. The loans bear interest at the applicable federal rate, as specified in Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect upon the date of the loan. In January 2000 the Board extended the forgiveness on the outstanding loan amounts for Mr. Outlaw and Mr. Walter for one year.

During the year ended December 31, 1999, the Company purchased and sold natural gas liquids to affiliates of James A. Senty, a director of the Company, for
total payments and receipts of approximately $198,500.   Mr. Robinson is a
stockholder of the law firm of Lentz, Evans and King P.C., which has represented the Company in certain tax, corporate and partnership law matters since 1977. For the year ended December 31, 1999, the total amount of legal fees paid to Lentz, Evans and King P.C. was approximately $27,000. As of December 31, 1999, the Company had borrowed $150 million from The Prudential Insurance Company of America, a Significant Stockholder, paid interest of approximately $13.9 million related to such borrowings, and in 1999 paid $1.2 million in yield maintenance payments on certain prepayments and other charges on the borrowings. These transactions were all entered into by the Company in the ordinary course of its business, on a basis the Company believes approximates arm's length.

                            EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid by the Company in each of the last three years ended December 31, 1999 to the Chief Executive Officer and the four most highly compensated Executive Officers other than the Chief Executive Officer (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                               Long-Term
                                               Annual         Compensation
                                          Compensation (1)(2)   Awards
                                         -------------------- ----------
                                                              Securities
                                                              Underlying     All Other
Name and Principal Position   Year   Salary ($)   Bonus ($)    Options     Compensation
---------------------------  ------  ----------  -----------   (#) (3)        ($)(4)
                                                              ----------  ---------------

Brion G. Wise*                 1999   $ 67,500            -           -      $  5,767
Chairman of the Board and      1998     90,000            -           -         5,940
Chief Executive Officer        1997     93,462            -           -         5,989

Lanny F. Outlaw                1999    378,612     $ 50,000      42,000        20,740
Chief Executive Officer        1998    378,612            -           -        31,585
and President (effective
 10/1/99)                      1997    378,000            -           -       123,140

John C. Walter                 1999    251,722       35,000      36,000        16,034
Executive Vice President       1998    243,000            -           -        20,034
                               1997    243,300            -           -        52,700

John F. Chandler               1999    252,658            -      44,333 (5)    10,884
Senior Vice President -
 Marketing                     1998    243,300            -           -        15,783
and Business Development       1997    243,000            -           -        29,466

Edward A. Aabak                1999    201,154            -      46,000 (6)    12,530
Senior Vice President-         1998    185,000            -           -        13,556
Operations                     1997    184,742            -           -        10,481

William J. Krysiak             1999    192,116       30,000      30,000        12,368
Vice President-Finance         1998    196,885            -           -        19,309
                               1997    184,742            -           -        30,540
-----------------------

* Disclosure for Mr. Wise is made for his tenure as Chief Executive Officer through October 1, 1999.

(1) The column for Other Annual Compensation has been omitted (in accordance with the applicable rules) because perquisites and other personal benefits awarded, earned or paid to the Named Officers were not in excess of the lesser of either $50,000 or 10% of the total annual salary and bonus for each Named Officer.
(2) Amounts shown set forth all cash compensation earned by each of the Named Officers in the years shown.
(3) The columns for Long-Term Compensation - Restricted Stock Awards and Long-Term Compensation - Payouts have been omitted (in accordance with the applicable rules) because no such compensation has been awarded, earned or paid to any of the Named Officers.
(4) Amounts shown consist of the following: (i) the Company's annual contribution to each of the Named Officers' Retirement Plan accounts; (ii) the Company's Retirement Plan match; (iii) group term life insurance premiums paid by the Company; and (iv) principal and interest associated with loans to the Named Officer to exercise
(5) options to purchase the Company's Common Stock. See further discussion at "Directors and Officers - Transactions with Affiliates' and "Stock Option, Retirement and Bonus Plans - $5.40 Stock Option Plan and Key Employees" Incentive Stock Option Plan, 1999 Stock Option Plan."
(6)  Includes 8,333 stock options granted in lieu of bonus for Mr. Chandler.
(7)  Includes 10,000 stock options granted in lieu of bonus for Mr. Aabak.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

The following table provides information with respect to the stock options exercised during the year ended December 31, 1999 and the value as of December 31, 1999 of unexercised in-the-money options held by the Named Officers. The value realized on the exercise of options is calculated using the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise. The value of unexercised in-the-money options at year end is calculated using the difference between the option exercise price and the fair market value of the Company's Common Stock at December 31, 1999.

                                                                                Value of Unexercised
Shares                                              Number of Unexercised            In-the-Money
                      Acquired on      Value      Options/SARs at FY-End (#)  Options/SARs at FY-End ($)
                                                  --------------------------  --------------------------
        Name          Exercise (#)  Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
--------------------  ------------  ------------  -----------  -------------  -----------  -------------
Lanny F. Outlaw                 -             -        60,000         82,000            -        322,476
John C. Walter                  -             -        19,200         48,800            -        276,408
John F. Chandler                -             -        18,350         57,133            -        280,391
Edward A. Aabak                 -             -        12,000         54,000            -        281,188
William J. Krysiak              -             -         9,600         36,400            -        230,340

Ten-Year Option/SAR Repricings

In March 1999, the Executive Officers were granted a total of 300,000 options, which vest ratably over the next three years, under the 1997 Plan. The exercise price of $5.51 was determined by using the average stock price for the ten days prior to the grant. The shares were issued as follows: Lanny F. Outlaw 42,000, John F. Chandler 36,000, John C. Walter 36,000, Edward A. Aabak 36,000, J. Burton Jones 30,000, Jeffery E. Jones 30,000, Brian E. Jeffries 30,000, William
J. Krysiak 30,000 and Vance S. Blalock 30,000. In exchange, the Executive Officers were required to relinquish a total of 246,200 vested and unvested options at prices ranging from $18.63 to $34.00 per share (see table below).
The Compensation and Nominating Committee believes that the granting of these options was a necessary incentive to induce the Executive Officers to remain with the Company and provide the additional efforts needed during a critical time in the Company's history.

The following table provides information concerning all repricings of stock options of all Executive Officers since the fiscal year ended December 31, 1988. See "Stock Option, Retirement and Bonus Plans - Option Repricings."


                                        Number of                                                              Length of
                                        Securities                                                          Original Option
                                        Underlying     Market Price of     Exercise Price                   Term Remaining
                                        Options/SARs    Stock at Time       at Time of                        at Date of
                                        Repriced or    of Repricing or     Repricing or      New Exercise    Repricing or
       Name              Date           Amended (#)       Amendment          Amendment           Price         Amendment
-------------------  ------------       ------------   ----------------    ------------      ------------   ---------------
Lanny F. Outlaw           3/12/99            30,000            $7.063            $18.63             $5.51      4 years
John C. Walter            3/12/99            30,000             7.063             18.63              5.51      4 years
John F. Chandler          3/12/99            25,000             7.063             34.00              5.51     11 months
                          3/12/99            25,000             7.063             18.63              5.51      4 years
Edward A. Aabak           3/12/99             4,100             7.063             32.38              5.51      4 years
                          3/12/99            15,000             7.063             18.63              5.51      4 years
William J. Krysiak        3/12/99            25,000             7.063             30.19              5.51     11 months
                          3/12/99            25,000             7.063             18.63              5.51      4 years
Vance S. Blalock          3/12/99             3,000             7.063             18.63              5.51      4 years
J. Burton Jones           3/12/99            10,000             7.063             19.65              5.51   5 years, 3 mo
                          3/12/99             4,100             7.063             19.00              5.51   5 years, 6 mo
Jeffery E. Jones          3/12/99            25,000             7.063             26.50              5.51     11 months
                          3/12/99            25,000             7.063             18.63              5.51      4 years

Report of the Compensation Committee

In 1993, the Board created the Compensation Committee and directed it to make recommendations to the Board regarding employee compensation, including the compensation of the Company's Executive Officers. In 1995, the Compensation Committee's duties were expanded to include selecting candidates for nomination to the Board for consideration. The Compensation Committee currently consists of Dean Phillips, Joseph E. Reid, Richard B. Robinson and James A. Senty, none of whom is or has been an officer or employee of the Company. The Compensation Committee met three times in 1999.

Compensation of Executive Officers

The annual compensation of each of the Executive Officers of the Company consists primarily of a base salary, a discretionary bonus and stock options.
In addition, the Executive Officers participate in the Company-wide Retirement Plan, which consists of elective employee salary reduction contributions, a Company match equal to 50% of employee contributions on the first 4% of employee compensation contributed and, as determined by the Board in its sole discretion, an annual Company contribution for all employees equal to a specified percentage of base compensation.

The Company granted a total of 326,666 options in 1999 to the Executive Officers to purchase shares of the Company's Common Stock. The Executive Officers, as a group, have been granted options to purchase an aggregate of 681,816 shares of the Company's Common Stock. The Compensation Committee continues to believe that options for the Company's Common Stock are an important element of the Executive Officers' compensation package because options aid in the objectives of aligning the Executive Officers' interests with those of the stockholders and giving the Executive Officers a direct stake in the performance of the Company. In March 1999, the Executive Officers were granted a total of 300,000 options, which vest ratably over the next three years, under the 1997 Plan. The exercise price of $5.51 was determined by using the average stock price for the ten days prior to the grant. In exchange, the Executive Officers were required to relinquish a total of 246,200 vested and unvested options at prices ranging from $18.63 to $34.00 per share. The Compensation and Nominating Committee believes that the granting of these options was a necessary incentive to induce the Executive Officers to remain with the Company and provide the additional efforts needed during this critical time in the Company's history.

The Compensation Committee approved the granting of stock options in lieu of bonus compensation for Executive Officers with options which were to be granted under 1999 Stock Option Plan of the Company. Under the program, an Executive Officer would receive a grant of one option for each $3.00 of bonus compensation. The valuation of these options was based upon an "Executive Option Valuation" model incorporated in the Bloomberg system, which considered the average value of an option with these characteristics and assumed a 25% volatility factor. The model also considered limitation factors that hinder an Executive Officer's ability to trade the Company's Common Stock on volatility to arrive at the stock option valuation of $3.00. The total number of options granted under the exchange was 26,666 at an exercise price of $12.71, which was determined by using the average closing price for the ten days prior to the grant. Three Executive Officers participated in the exchange of bonus compensation for stock options: Edward A. Aabak received 10,000 stock option grants; John F. Chandler received 8,333 stock option grants and J. Burton Jones received 8,333 stock option grants.

As a result of financial performance of the Company in 1999, the Executive Officers recommended to the Compensation and Nominating committee, that the Executive Officers as a group receive pay increases of up to 5% of base salary. Mr. Outlaw recommended discretionary bonuses for the Executive Officers for 1999, which was approved by the Compensation Committee and the Board. The Executive Officers were extended the option of taking the bonus in in cash or in stock option grants. Finally, the Compensation Committee recommended to the Board that the Company make a contribution to the Company's Retirement Plan of 5% of 1999 base salaries for all eligible employees, including each of the Executive Officers. In making this recommendation, the Compensation Committee considered, among other things, the financial performance of the Company, as measured by net income and cash flow from operations and the total compensation packages received by employees in the oil and gas industry.

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount of executive compensation that a company may deduct as an expense for federal income tax purposes in any one year for any one executive. Although none of the Company's Executive Officers received in excess of $1,000,000 in compensation for any year, the Compensation Committee intends to structure future executive officer compensation in a manner that will preserve the tax deductibility of executive compensation.

Compensation of the Chief Executive Officer

The compensation of Brion G. Wise, the Company's Chief Executive Officer through October 1, 1999, consisted primarily of base salary. Mr. Wise's compensation was significantly lower than compensation paid by comparable companies for comparable positions. In preparing their recommendation regarding Mr. Wise's compensation, the Compensation Committee considered certain subjective factors unrelated to the Company's financial performance, principally Mr. Wise's belief that it was not necessary to pay him a market rate because he received substantial dividends from the shares of the Company's Common Stock that he owns. Mr. Wise was not eligible for awards under the Company's various stock option plans because the Compensation Committee and the Board believe his
interests are already strongly tied to those of its stockholders.   He is,
however, entitled to participate in the Company's Retirement Plan. Mr. Wise did not receive a bonus for the fiscal year ended December 31, 1999.

Mr. Outlaw, who was President and Chief Operating Officer of the Company since April 1996, was promoted to Chief Executive Officer and President of the Company on October 1, 1999. Pursuant to an Employment Agreement, Mr. Outlaw's compensation consists primarily of an annual base salary of $425,000 and discretionary bonus and stock options as determined by the Board. In preparing their recommendation, the Compensation Committee considered comparable salaries for comparable positions in the industry. Mr. Outlaw is eligible to participate in the Company's qualified retirement plans and the Company's loan program in connection with the Agreement to Provide Loan(s) to Exercise Key Employees' Stock Options. Under the Employment Agreement, Mr. Outlaw is subject to certain covenants relating to confidentiality and non-competition following termination. The Employment Agreement with Mr. Outlaw terminates upon May 31, 2001 (unless extended), death, disability or upon the Company's or Mr. Outlaw's election to terminate the Employment Agreement, whichever is the first to occur.

March 31, 1999
Compensation Committee
  Dean Phillips
  Joseph E. Reid
  Richard B. Robinson
  James A. Senty

Compensation Committee Inter-lock and Insider Participation

The Compensation Committee consists of Dean Phillips, Joseph E. Reid, Richard B. Robinson and James A. Senty, none of whom is or was an officer or employee of the Company. During the year ended December 31, 1999, the Company purchased from and sold natural gas liquids to affiliates of James A. Senty for total payments and receipts of approximately $198,500. Mr. Robinson is a stockholder of the law firm of Lentz, Evans and King P.C., which has represented the Company in certain tax, corporate and partnership law matters since 1977. For the year ended December 31, 1999, the total amount of legal fees paid to Lentz, Evans and King P.C. was approximately $27,000. All such transactions were entered into by the Company in its ordinary course of business, on a basis the Company believes approximates arm's length.

Employment Agreements

The Company has entered into an Employment Agreement (an "Executive Employment Agreement") with each of the Company's Executive Officers, other than Mr. Wise who served as Chief Executive Officer until October 1, 1999. Pursuant to the Executive Employment Agreement, as amended, the Company has agreed to pay each executive officer a minimum annual compensation based upon such executive officer's base salary, plus a bonus determined by the Board in its sole and absolute discretion. The employment of the executive officer continues until it is terminated in accordance with the Executive Employment Agreement. The Company may terminate an executive officer "for cause" at any time and the executive officer may terminate employment upon 90 days prior notice. If the Company terminates the executive officer without "cause," the executive officer is entitled to severance equal to one year's base salary, which increases to two years' base salary if the termination without cause occurs within one year after certain changes in control of the Company. In all cases, the executive officer is subject to certain covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination.

STOCK OPTION, RETIREMENT AND BONUS PLANS

Retirement Plan

The Company's Retirement Plan (a defined contribution plan) is administered by the Board. All employees of the Company are eligible to participate in the Retirement Plan. For the year ended December 31, 1999, subject to certain restrictions, each participant may elect to reduce his or her salary and have contributed biweekly to the Retirement Plan on his or her behalf an amount which on an annual basis may not exceed the lesser of 15% of his or her base compensation or $10,500. The Company contributes to the accounts of participating employees a match of 50% of employee contributions on the first 4% of employee compensation contributed. Additionally, the Company may make annual contributions to the accounts of each participant, as determined by the Board in its sole discretion, in amounts up to 10% of the base compensation of such participants. The Company's contributions and matching contributions under the Retirement Plan become vested at the rate of 20% after completion of two years of service with an additional 20% vesting each year thereafter until fully vested.

Incentive Bonus Plans

In 1999, the Board approved the 2000 Bonus Incentive Compensation Plan for the Executive Officers of the Company. The Executive Officers' bonuses will be tied to the Company's 2000 earnings attributable to Common Stock, EBITDA (earnings
before taxes, depreciation and amortization) and earnings per share.   If the
earnings target (which could be adjusted by the Board to reflect non-recurring, unusual items) is met or exceeded, the Executive Officers would receive a minimum bonus of 5% of their adjusted base pay. Under the 2000 Bonus Incentive Compensation Plan, awarded bonuses are paid to the Executive Officer if the Executive Officer does not voluntarily terminate employment with the company at the end of the fiscal year.

$5.40 Stock Option Plan

In April 1987 and as further amended in February 1994, the Company adopted an Employee Stock Option Plan ("$5.40 Plan") that authorized granting options to employees to purchase 483,000 shares of the Company's Common Stock. The Company entered into agreements committing the Company to loan to certain employees an amount sufficient to exercise their options, provided that the Company will not loan in excess of 25% of the total amount available to the employee in any one year. Pursuant to the agreements, the Company was required to forgive any such loan and associated accrued interest on July 2, 1997 or December 31, 1997, if the employee was then employed on such dates by the Company. See further discussion at "Directors and Officers - Transactions with Affiliates."

Key Employees' Incentive Stock Option Plan and Non-employee Director Stock Option Plan

Effective April 1987, the Board of the Company adopted a Key Employees' Incentive Stock Option Plan ("Key Employee Plan") and a Non-Employee Director Stock Option Plan ("Directors' Plan") that authorize the granting of options to purchase 250,000 and 20,000 shares of the Company's Common Stock, respectively. Under the plans, each of these options became exercisable as to 25% of the shares covered by such plans on the later of January 1, 1992 or one year from the date of grant, subject to the continuation of the optionee's relationship with the Company, and became exercisable as to an additional 25% of the covered shares on the later of each subsequent January 1 through 1995 or on each subsequent date of grant anniversary, subject to the same condition. Each of these plans will terminate on the earlier of February 6, 2000 or, assuming the grant of the maximum number of options available for grant under the plans, the date on which all options granted under each of the plans have been exercised in full. The Company has entered into agreements committing the Company to loan certain employees an amount sufficient to exercise their options as each portion of their options vests. The Company will forgive such loans and associated accrued interest if the employee has been continuously employed by the Company for four years after the date of each loan increment. In January 2000, for two of the Company's officers, the Board voted to extend the maturity for each of the loan increments for one year for all of the maturities. See further discussion at "Directors and Officers - Transactions with Affiliates."

1993 and 1997 Stock Option Plans

The 1993 Stock Option Plan ("1993 Plan") became effective on May 24, 1993 and the 1997 Stock Option Plan ("1997 Plan") became effective on May 21, 1997 after approvals by the Company's stockholders. Each plan is intended to be an incentive stock option plan in accordance with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. The Company has reserved 1,000,000 shares of Common Stock for issuance upon exercise of options under each of the 1993 Plan and the 1997 Plan. The 1993 Plan and the 1997 Plan will terminate on the earlier of March 21, 2003 and May 21, 2007, respectively, or, assuming the grant of the maximum number of options available for grant under the plans, the date on which all options granted under each of the plans have been exercised in full.

Under both of the plans, the Board of the Company determines and designates from time to time those employees of the Company to whom options are to be granted. If any option terminates or expires prior to being exercised, the shares relating to such option are released and may be subject to reissuance pursuant to a new option. The Board has the right to, among other things, fix the price, terms and conditions for the grant or exercise of any option. The purchase price of the stock under each option shall be the fair market value of the stock at the time such option is granted. Under the 1993 Plan, options granted vest 20% each year on the anniversary of the date of grant commencing with the first anniversary. Under the 1997 Plan, the Board has the authority to set the vesting schedule from 20% per year to 33 1/3% per year. Under both plans, the employee must exercise the option within five years of the date each portion vests.

1999 Stock Option Plan

The 1999 Stock Option Plan ("1999 Plan") became effective on May 21, 1999 after
approvals by the Company's stockholders.   The plan is intended to be an
incentive stock option plan in accordance with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. The Company has reserved 750,000 shares of Common Stock for issuance upon exercise of options under the 1999 Plan. The 1999 Plan will terminate on the earlier of May 21, 2009 or the date on which all options granted under the 1999 Plan have been exercised in full. Under the 1999 Plan, the Board determines and designates from time to time those employees of the Company to whom options are to be granted. If any option terminates or expires prior to being exercised, the shares relating to such option are released and may be subject to re-issuance pursuant to a new option. The Board has the right, among other things, to fix the purchase price, terms and conditions for the grant or exercise of any option. The purchase price of the stock under each option is the Fair Market Value of the stock at the time such option is granted. For purposes of the 1999 Plan, Fair Market Value of stock shall mean the New York Stock Exchange Composite Transactions average closing price for the stock reflected in The Wall Street Journal or another publication selected by the Board for the ten (10) days preceding the day the Option is granted to each eligible employee. Under the 1999 Plan, the Board has the authority to set the vesting schedule from 20% to 33 1/3% per year with portions vesting over a three, four, or five year period from the date of the grant. The employee's right to exercise options under the 1999 Plan is subject to continuous employment since the grant was made. If the employee dies or becomes disabled (within the meaning of the 1999 Plan) then all of the options granted to the employee shall become 100% exercisable.

1999 Non-Employee Directors' Stock Option Plan

Effective March 12, 1999, the Board adopted a 1999 Non-Employee Directors' Stock Option Plan ("1999 Directors' Plan") that authorizes the granting of options to purchase 15,000 shares of the Company's Common Stock. During 1999, the Board approved grants totaling 15,000 options to several Board members. Under the 1999 Director Plan, each of these options becomes exercisable as to 33 1/3% of the shares covered by it on each anniversary from the date of grant. This plan terminates on the earlier of March 12, 2009 or the date on which all options granted have been exercised in full.

Option Repricings

In March 1999, the Executive Officers were granted a total of 300,000 options, which vest ratably over the next three years, under the 1997 Plan. The exercise price of $5.51 was determined by using the average stock price for the ten days prior to the grant. The shares were issued as follows: Lanny F. Outlaw 42,000, John F. Chandler 36,000, John C. Walter 36,000, Edward A. Aabak 36,000, J. Burton Jones 30,000, Jeffery E. Jones 30,000, Brian E. Jeffries 30,000, William
J. Krysiak 30,000 and Vance S. Blalock 30,000. In exchange, the Executive Officers were required to relinquish a total of 246,200 vested and unvested options at prices ranging from $18.63 to $34.00 per share (see table under Ten-Year

Option/SAR Repricings). The Compensation and Nominating Committee believes that the granting of these options was a necessary incentive to induce the Executive Officers to remain with the Company and provide the additional efforts needed during a critical time in the Company's history.

The following indexed graph indicates the Company's total return to its stockholders from December 31, 1994 to December 31, 1999 as compared to total return for the Standard & Poor's 500 Index and a Peer Group Index selected by the Company, assuming a common starting point of $100 and that all dividends were reinvested. The information contained in this graph is not necessarily indicative of future Company performance.

                        [PERFORMANCE CHART APPEARS HERE]

WESTERN GAS RES INC

                                            Cumulative Total Return
                              --------------------------------------------------
                                 12/94   12/95   12/96    12/97   12/98   12/99



WESTERN GAS RESOURCES, INC.     100.00   84.73  102.45   118.94   31.55   73.55
PEER GROUP                      100.00  126.52  161.64   149.93  102.66  121.47
S & P 500                       100.00  137.58  169.17   225.61  290.09  351.13


* $100 invested on 12/31/94 in stock or index. Total return includes reinvestment of dividends (if applicable). Dates are for fiscal years ending on December 31 in each of the years indicated.

* Peer group (WGR) consists of 15 companies, including the Company. The other 14 companies in the peer group are as follows: Anadarko Petroleum Corp. Apache Corp., Berry Petroleum Co., Cabot Oil & Gas Corp., Devon Energy Corp., Mitchell Energy and Development Corp., Murphy Oil Corp., Noble Affiliates Inc., Pioneer Natural Resources Co., Pogo Producing Co., Questar Corp., Ranger Oil Ltd., Triton Energy Corp., and Valero Energy Corp. The total return for each company in the peer group has been weighted for stock market capitalization. The peer group consists of independent oil and natural gas producers, gatherers, transporters and marketers of natural gas and natural gas liquids and certain natural gas pipelines.

                            INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP served as the Company's independent accountants for 1999. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

Any stockholder proposals to be considered for inclusion in the Company's solicitation of Proxies for the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company (at 12200 North Pecos Street, Denver, Colorado 80234) no later than January 15, 2001.

                                OTHER BUSINESS

All items of business expected to be brought before the meeting by management of the Company are set forth in this Proxy Statement. Management knows of no other business to be presented. If other matters of business not presently known to management properly come before the meeting, it is intended that the persons named in the Proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.


THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.


                                    By Order of the Board of Directors,

                                    WESTERN GAS RESOURCES, INC.




                                    BRION G. WISE
                                    Chairman of the Board



Denver, Colorado
April 19, 2000

WESTERN GAS RESOURCES

    c/o Equi Serve
    P.O. Box 9398
    Boston, MA 02205-9398

---------------------------------------  ---------------------------------------
Vote by Telephone                        Vote by Internet

It's fast, convenient, and immediate!    It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone     immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:            Follow these four easy steps:

  1.  Read the accompanying Proxy          1.  Read the accompanying Proxy
      Statement/Prospectus and Proxy           Statement/Prospectus and Proxy
      Card.                                    Card.

  2.  Call the toll-free number            2.  Go to the Website
      1-877-PRX-VOTE                           http://www.eproxyvote.com/wgr
      (1-877-779-8683).

  3.  Enter your 14-digit Voter Control    3.  Enter your 14-digit Voter Control
      Number located on your Proxy Card        Number located on your Proxy Card
      above your name.                         above your name.

  4.  Follow the recorded instructions.    4.  Follow the instructions provided.

  Your vote is important!                  Your vote is important!
  Call 1-877-PRX-VOTE anytime!             Go to http://www.eproxyvote.com/wgr
                                           anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet


WGR37A                            DETACH HERE

[ X ] Please mark
      votes as in
      this example.

1. ELECTION OF THREE CLASS TWO
   CLASS DIRECTORS.

   Nominees: (01) Lanny F. Outlaw,         2.  In their discretion, the Proxies
             (02) Ward Sauvage and             are authorized to vote upon such
             (03) Joseph E. Reid               other business as may properly
                                               come before the meeting or any
              FOR       WITHHELD               postponement or adjournments
             [   ]        [   ]                thereof.

[   ] _________________________            This proxy, when properly executed,
      For all nominees except as           will be voted in the manner directed
      noted above                          herein by the undersigned
                                           stockholder. IF NO DIRECTION IS
                                           GIVEN, THIS PROXY WILL BE VOTED
                                           FOR THE ELECTION OF THE NOMINEES
                                           LISTED IN ITEM 1.

                                           MARK HERE FOR ADDRESS
                                           CHANGE AND NOTE
                                           AT LEFT                   [     ]

                                           Please sign exactly as name appears
                                           at the left. When shares are held by
                                           joint tenants, both should sign. When
                                           signing as an attorney, executor,
                                           administrator, trustee or guardian
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.

                                           Please mark, sign, date and mail this
                                           proxy promptly in the enclosed
                                           envelope.

Signature:______________Date:________      Signature:______________Date:________

WGR37B                            DETACH HERE

PROXY

WESTERN GAS RESOURCES, INC.

Annual Meeting of Stockholders - May 19, 2000

This Proxy is Solicited on Behalf of the Board of Directors


        The undersigned hereby appoints Brion G. Wise and John C. Walter, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Western Gas Resources, Inc. held of record by the undersigned on the close of business on April 10, 2000, at the Annual Meeting of Stockholders of Western Gas Resources, Inc., to be held on Friday, May 19, 2000 at 10:00 A.M., local time at the Embassy Suites Hotel, Remington III Ballroom, 1881 Curtis Street, Denver, Colorado 80202 and at any postponement or adjournment thereof.



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  SEE REVERSE                                                       SEE REVERSE
      SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
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